                          Glycyx Pharmaceuticals, Ltd.
                           Armoury Building, 2nd Floor
                                 37 Reid Street
                             Hamilton, Bermuda HM12

                                February 5, 1999

Fujirebio Inc.
FR Bldg., 62-5,
Nihonbashi-hamacho 2-chome
Chuo-ku, Tokyo 103-0007
Japan

Gentlemen:

     This letter (the "Letter of Intent") is intended to confirm our agreement concerning a license arrangement between Fujirebio Inc. ("Fujirebio") and Glycyx Pharmaceuticals, Ltd. ("Glycyx") with respect to compounds covered by the patents and patent applications listed on Exhibit A hereto, including without limitation the compound {(+)-2-(furfurylsulfinyl)-N-[4-[4-(piperidinomethyl)-2-pyridyl]oxy-(z)-2-butenyl]acetamide}, and prodrugs, analogs, isomers, salts and/or metabolites thereof (hereinafter collectively referred to as "Lafutidine"), together with (i) the inventions described in the patents and patent applications listed on Exhibit A hereto together with any other patents and patent applications worldwide relating to Lafutidine which are owned or controlled by, or licensed together with a right to sublicense to, Fujirebio during the term of the agreement (collectively, the "Patent Rights"), and (ii) all related improvements, inventions, derivatives, formulation data, specifications, manufacturing procedures and technology, technical information, know-how, trade secrets, tradenames, trademarks, pharmacology, toxicology and other pro-clinical data, clinical data, regulatory information, marketing data and other intellectual property rights relating thereto owned or controlled by, or licensed together with a right to sublicense to, Fujirebio during the term of the agreement (collectively, the "Technology Rights"), on the terms and conditions set forth below.

     1. The parties shall proceed promptly and in good faith to negotiate the terms of, and when agreement is reached, to execute, deliver and perform, a definitive license agreement (the "License Agreement") regarding the grant by Fujirebio to Glycyx of an exclusive license (with right to grant and authorize sublicense) to Lafutidine, the Patent Rights and Technology Rights in order to develop, make, have made, use, import, have imported, offer for sale, sell and have sold pharmaceutical preparations containing Lafutidine (collectively, the "Product") for all indications throughout the world, excluding Japan, Taiwan, Korea, Brazil and Argentina (the "Territory"). The License Agreement shall be consistent with the terms set forth in Exhibit B attached hereto, and shall contain such other covenants, conditions, indemnities, representations and warranties as are usual and customary in a license arrangement of this type.


CONFIDENTIAL TREATMENT REQUESTED

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     2.   In consideration of Fujirebio's obligations hereunder and in an effort to obtain additional information necessary to determine the economic terms of the License Agreement and to promptly commercialize Lafutidine, Glycyx agrees to perform the tasks set forth in Exhibit C and Glycyx further agrees to make the following payments to Fujirebio as provided in Exhibit B, II.1.(1) and (2):

          (i) US Dollars *** upon signing of this Letter of Intent, namely, at latest, within one week after the date on which Glycyx signed this Letter of Intent and,

          (ii) US Dollars *** within one week after Fujirebio's delivery to Glycyx of the first package of the Information which includes all the available documents regarding technical, manufacturing, preclinical matters and some clinical documents (excluding an English translation of the clinical tests) as specified in Exhibit B, I.8.(I).

Such payments shall be made by cable transfer to Fujirebio's bank account in Japan without holding any tax.

     3. Fujirebio represents and warrants that it has not entered into any other agreement or understanding concerning Lafutidine, the Patent Rights and/or the Technology Rights in any part of the Territory. In consideration of the significant effort to be incurred by Glycyx in fulfilling its obligations hereunder, Fujirebio agrees that neither it nor any of its agents or employees shall, for six months from signing of this Letter of Intent (the "Exclusivity Period"), directly or indirectly, encourage, initiate, engage in or enter into solicited or unsolicited discussions, negotiations, arrangements or understandings with any other party regarding the license of Lafutidine and/or any Patent Rights and/or the Technology Rights in the Territory. In the event that the parties have not executed the License Agreement prior to the end of the Exclusivity Period, this Letter of Intent shall terminate and Fujirebio shall have the right to negotiate and enter into such an arrangement with a third party; provided, that Fujirebio has negotiated in good faith with Glycyx during the Exclusivity Period.

     4. During the Exclusivity Period, Fujirebio will provide Glycyx with all information reasonably requested by Glycyx and available to Fujirebio regarding Lafatidine, the Patent Rights and the Technology Rights. Further, Fujirebio agrees to provide Glycyx with a reasonable quantity of Product and/or its placebo that have been already manufactured at its own manufacturing site free of charge for the purpose of a human pharmacology study mentioned in Exhibit C if Glycyx wishes to receive such products.

     5. Glycyx agrees that any human study mentioned in Exhibit C shall be performed in accordance with terms and conditions mentioned in Exhibit B III R&D Works, Article 2, 3, 4, 6, 7 and 8. Further, Glycyx agrees to hold Fujirebio harmless from any damage, loss, cost or expenses arising out of any third person's claim relating to any human study mentioned in Exhibit C, except due to negligence or willful misconduct of Fujirebio.

     6. The parties hereto acknowledge that the secrecy agreement executed on June 10, 1997 between Fujirebio and Salix Holding, Ltd., Glycyx's parent company (the "Secrecy


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Agreement") shall remain effective as it is, and the same secrecy obligations as set forth in the Secrecy Agreement shall be applicable to and binding Glycyx. Glycyx shall use neither Lafutidine nor Product for any other purpose than those set forth herein, and shall keep in confidence any information, results and data arising from the tasks set forth in Exhibit C.

     7. This Letter of Intent shall be governed by and construed in accordance with the laws of Japan, without giving effect to any conflict of laws, principle or rules. In the event that a dispute hereunder cannot be settled through a good faith discussion among the parties hereto within a reasonable period, such a dispute shall be finally settled by an arbitration in accordance with the United States -- Japan Trade Arbitration Agreement of September 16, 1962. The arbitration shall be held in San Francisco, CA if initiated by Fujirebio, and in Tokyo, Japan if initiated by Glycyx. All correspondence and proceedings hereunder shall be in English.

     8. Each party shall use its good faith efforts to promptly carry out the terms of this Letter of Intent. If either party fails to perform a material obligation of this Letter of Intent, the other party may terminate this Letter of Intent upon written notice to the defaulting party if the nondefaulting party has notified the other party in writing of such failure and such failure has not been corrected within thirty (30) days after receipt of such notice.

     9. Upon the termination hereof, Glycyx shall return to Fujirebio all the information on Lafutidine provided from Fujirebio under this Letter of Intent or that provided by Fujirebio to Salix Holdings, Ltd. under the Secrecy Agreement and all unused Sample and/or its placebo, if any, and Glycyx agrees that data from a human study to be performed in accordance with Exhibit C shall be transferred to Fujirebio free of charge and Fujirebio has the right to use such data in any country for obtaining governmental approvals and commercialization of the Product and Compound. The terms of Article 5 (Glycyx's obligation to hold Fujirebio harmless) and the Article 6 survive the termination of this Letter of Intent. Unless it is necessary for Fujirebio's filing for approval and commercialization, Fujirebio agrees not to disclose to any third party any Glycyx's trade secret received from Glycyx during the Exclusivity Period without prior written consent of Glycyx, which shall not be withheld unreasonably, and this clause survives the termination of this Letter of Intent.

     10. Notices and all other communications in connection with this Letter of Intent shall be in writing (in English language) sent to the addresses set forth above or as otherwise specified by the parties, and shall be sent simultaneously by air express service and by facsimile to the other party. Such notices shall be deemed given when received.

     11. This Letter of Intent shall constitute a binding agreement between the parties, contains the entire agreement between Fujirebio and Glycyx concerning the subject matter hereof, and supersedes all prior agreements (except for the Secrecy Agreement) and understandings concerning the subject matter hereof. No amendment, modification or waiver of this Letter of Intent shall be valid or binding unless set forth in writing signed by both parties. This Letter of Intent may not be assigned or otherwise transferred by a party without the prior written consent of the other party. This Letter of Intent may be executed in counterparts, all of which when taken together shall constitute one agreement binding on all parties.


CONFIDENTIAL TREATMENT REQUESTED

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     If the above correctly reflects our mutual agreement, please sign and return one copy of this Letter of Intent. We look forward to a long and mutually beneficial relationship between Fujirebio and Glycyx.

                                   Very truly yours,

                                   GLYCYX PHARMACEUTICALS, LTD.

                                   /s/ JOHN BROUGH

                                   John Brough, President

Accepted and agreed this
9th Day of February, 1999
                                   FUJIREBIO INC.


                                   By: /s/ KOICHIRO FUJITA
                                      ---------------------------------
                                   Koichiro Fujita, M.D., Ph.D.
                                   Title: President
                                         ------------------------------


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                                    EXHIBIT A

                           LIST OF LAFUTIDINE PATENTS

--------------------------------------------------------------------------------
                    Application Number    Patent Number
                          (date)             (date)          Countries
--------------------------------------------------------------------------------
Substance Patent     US166022            US4912101          USA
                     (Mar. 9, 1988)      (Mar. 27, 1990)
--------------------------------------------------------------------------------
Substance Patent     EP88103890.5        EP282077           CH, DE, FR, GB, IT,
                     (Mar. 11, 1988)     (Nov. 11, 1993)    NL
--------------------------------------------------------------------------------
Process Patent       US08/102819         US5616711          USA
                     (Aug. 6, 1993)      (Apr. 1, 1997)
--------------------------------------------------------------------------------
Process Patent       EP93112595.9        EP582304           AT, BE, CH, DE, DK,
                     (Aug. 5, 1993)      (Apr. 1, 1998)     ES, FR, GB, GR, IE,
                                                            IT, LI, LU, MC, NL,
                                                            PT, SE
--------------------------------------------------------------------------------


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                                    EXHIBIT B

                            SUMMARY OF LICENSE TERMS

The parties acknowledge and agree that, during the Exclusivity Period, they will work together to gather additional information to determine and negotiate in good faith the elements of the License Agreement. The parties agree that such terms will be subject to the following general parameters:


I. OVERVIEW
-----------

1. SUBJECT:               Lafutidine and related Patent Rights and Technology
                          Rights

2. LICENSOR:              Fujirebio Inc.
   LICENSEE:              Glycyx Pharmaceuticals, Ltd.

3. TERRITORY:             All territories outside of Brazil, Argentina, Japan,
                          Taiwan and Korea.

4. PRINCIPAL MARKETS:     USA, United Kingdom, Germany and France.

5. COMPOUND:              Active ingredient (Lafutidine)

   PRODUCT: Pharmaceutical/therapeutic and/or prophylactic preparations containing COMPOUND

6. INDICATIONS:           All indications

7. GRANT OF LICENSE:      An exclusive license to Lafutidine, the Patent Rights
                          and Technology Rights in order to develop, make, have
                          made, use, import, have imported, offer for sale, sell
                          and have sold Products within TERRITORY. LICENSEE
                          shall have right to grant and authorize sublicenses
                          with prior consent of LICENSOR, not to be unreasonably
                          withheld (use of a distributor shall not be considered
                          a sublicense). LICENSEE shall have option to obtain a
                          royalty free license to applicable trademark of
                          LICENSOR.

8. INFORMATION TRANSFER:  LICENSOR (i) to provide, within thirty (30) days after the date of Letter of Intent, LICENSEE with (at
                          LICENSOR's costs without charge) ENGLISH translation of all then available documents regarding


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                                      -1-

                          technical, manufacturing, pre-clinical matters and some clinical documents necessary for the tasks mentioned in Exhibit C as the first package (except for an ENGLISH translation of the clinical test documents) and, (ii) to provide LICENSEE with remaining ENGLISH translation of documents regarding clinical tests and regulatory filings prior to LICENSEE's FDA consultation during the period of Letter of Intent, and thereafter from time to time as developed by LICENSOR or its licensees. LICENSEE's license shall include right to use any such documents to support LICENSEE's regulatory filings. LICENSOR to provide reasonable technical assistance requested by LICENSEE. LICENSOR to procure and maintain all export and other licenses and permits required to transfer the technology and to grant the license, and shall comply with all other laws, regulations and governmental directives relating thereto.

9. R&D WORKS: Additional works, at LICENSEE's risk, sole discretion (after consulting with LICENSOR) and expense, necessary for registration.

10. NET SALES:            ***

11. UNIT:                 One tablet (which means Product) containing 10mg of
                          Compound

12. Net Sales Price:      Net Sales divided by Unit sold on a country-by-country
                          basis

II. ECONOMICAL CONDITIONS
-------------------------

1. LICENSE FEES (US$):    The following License Fees are non-creditable and
                          non-refundable in any case.

                          ***


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                                      -2-


                                ***

2. ROYALTY (US$)

a) Countries of exclusive license

   (1) Patented Countries:      ***

   (2) Other Countries:         ***

b) Countries of non-exclusive
   license:                     ***

c) Launch obligations in        LICENSEE to launch Product within 9 months
exclusive-license Principal     following receipt of all necessary marketing and
Markets                         pricing approvals in a given Principal Market.

d) Failure to launch in         Failure to launch within specified period shall,
   Principal Market             if not cured within Market 60 days notice to
                                LICENSEE, cause license in such Principal Market
                                to become non-exclusive.

3. SUPPLY
---------

a)  Exclusive Purchase          LICENSEE shall purchase Compound or Product
                                exclusively from LICENSOR for sale in Territory;
                                provided LICENSOR can supply same under
                                applicable GMP for sale in a given country (and
                                meeting all applicable regulatory requirement)
                                and
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                                      -3-


                                for so long as patent exists preventing others from manufacturing Compound for sale or until the tenth anniversary of the sales of Product, whichever is longer, on a country-by-country basis, provided that if any generic product is launched in a given country, the parties shall reconsider the export price for such country.
                                LICENSOR shall provide at least one regulatory certified site to supply each of Compound and/or
                                Product, as applicable, and shall make its best effort to secure the second regulatory certified site. Notwithstanding such effort, if LICENSOR fails to find any candidate of the second site one year before the estimated date of the first
                                New Drug Application of the Product in a given country of the Principal Markets, LICENSEE may secure it with LICENSOR's prior consent which shall not be unreasonably withheld.

b) Price (FOB Tokyo):           *** on a country-by-country basis, or bottom
   (1) In case of Compound:     price (which shall be agreed upon during the
                                license agreement negotiation), whichever is
                                higher.

   (2) In case of Product:      *** on a country-by-country basis, or bottom
                                price (which shall be agreed upon during the
                                license agreement negotiation), whichever is
                                higher.

4. MINIMUM PURCHASE             The parties shall decide the Minimum Annual
                                Purchase Quantity of Product or Compound during
                                the license agreement negotiation.

5. SUBLICENSE PAYMENTS          LICENSEE to pay LICENSOR *** of upfront license
                                fees received by LICENSEE from third parties for
                                sublicense right hereunder (excluding payments
                                paid by third parties for research/development
                                funding and/or reimbursement of expenses, or
                                payments which relate to the issuance of debt or
                                equity securities of LICENSEE or its affiliate).

III. R & D WORKS
----------------                LICENSEE to be responsible for all aspects of
                                R&D Works within Territory in accordance with
                                the following terms and conditions.


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                                      -4-

1. TIMETABLE:                   LICENSEE shall submit to LICENSOR proposed
                                development timetables including estimated
                                milestones of each steps in Principal Markets
                                for LICENSOR's review. LICENSOR may give
                                comments on it and LICENSEE shall take into
                                account such comments as far as it is
                                practically feasible. LICENSEE further agrees to
                                discuss from time to time with LICENSOR possible
                                timetables for Product launch in other countries
                                than Principal Markets.

2. PROTOCOL:                    LICENSEE shall submit to LICENSOR for its review
                                of the protocol of each study in R&D Work, and
                                LICENSOR may give comments on it and LICENSEE
                                shall take into account such comments as far as
                                it is practically feasible, and LICENSEE
                                reserves the right to make a final decision on
                                the protocol.

3. INDICATIONS:                 Initial indication proposed to be for
                                NSAID-induced ulcers. Additional indications to
                                be determined by LICENSEE after discussion
                                between LICENSOR and LICENSEE.

4. PERFORMANCE:                 LICENSEE (or its sublicensees) shall be fully
                                responsible for studies of R&D Works at
                                LICENSEE's own risk and expense.

5. CLINICAL SUPPLIES:           LICENSOR shall provide LICENSEE free of charge
                                with EU and US cGMP grade Product or Compound
                                sufficient to enable LICENSEE to perform R&D
                                Works as agreed between LICENSOR and LICENSEE,
                                currently estimated to be equivalent to 120,000
                                10mg tablets or 2 kilograms of Compound, which
                                shall be solely used for the clinical trials in
                                order to obtain the approval of the first
                                indication in the Territory, and any extra
                                quantity for other purposes, e.g. the validation
                                manufacturing for sample sales or other
                                commercial sales, etc., shall be supplied with a
                                price to be agreed.

6. ADVERSE EVENTS:              LICENSEE shall perform and shall have its
                                sublicensee or its partner for clinical trials
                                of Lafutidine perform the Adverse Drug Event
                                (ADE)
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                                      -5-


                                monitoring in Territory and shall send written report to LICENSOR in accordance with the ICH guidelines. LICENSOR agrees to provide LICENSEE with safety information on Lafutidine in accordance with the same. Details of method and procedure to be described in a separate agreement.

7. WITHDRAWAL:                  Except as required by applicable law or
                                regulatory authority, LICENSEE shall not
                                withdraw any Product approval without first
                                discussing same with LICENSOR.

8. RESULTS AND DATA:            LICENSEE shall provide LICENSOR with written
                                report of each study of R&D Works. LICENSOR may
                                use such data without any payment to LICENSEE in
                                any countries other than those where LICENSEE
                                retains exclusive license.

9. DELAY IN R&D WORK:           Subject of Force Majeure or fault of LICENSOR,
                                unreasonable delay in R&D Works beyond
                                LICENSEE's development timetable (unless
                                relating to issues of safety or efficacy) may,
                                if not cured within 90 days of notice to
                                LICENSEE, be cause of early termination in a
                                given Principal Market.

10. COOPERATION:                LICENSEE, LICENSOR and LICENSOR's other
                                development partners/licensees for Lafutidine
                                will keep each other informed regarding clinical
                                trials and development plans, commercial
                                activities and similar matters.

IV. IMPROVEMENT                 Each party to promptly disclose to the other in
---------------                 writing improvements to subject matter covered
                                by Patent Rights.

1. LICENSOR's IMPROVEMENT:      LICENSEE may use it in TERRITORY without
                                additional payment to LICENSOR.

2. LICENSEE's IMPROVEMENT:      LICENSOR may use it without any payment outside
                                TERRITORY.


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

V. MARKETING AND DISTRIBUTIONS
------------------------------

1. COMPETING PRODUCTS:          Prohibition of directly competing products by
                                LICENSEE. If LICENSOR or an affiliate launches a
                                competing product in a country in the Territory,
                                the exclusive purchase obligation and minimum
                                obligation will be deleted on a
                                country-by-country basis where a competing
                                product is launched by LICENSOR or its
                                affiliate, sublicensee or distributor.

2. ADVERSE EVENTS:              LICENSEE and LICENSOR shall perform safety
                                monitoring of Lafutidine in the same way as
                                mentioned in Article III-6 ADVERSE EVENTS.

VI. AUDITING AND INSPECTION
---------------------------

1. AUDITING:                    LICENSOR's right to audit LICENSEE's sales
                                records used to substantiate royalty payments,
                                including its Affiliate. LICENSEE shall audit
                                sales record of its sublicensee or distributors,
                                if applicable, and report the result to LICENSOR
                                for the same purpose.

2. INSPECTIONS:                 LICENSEE's right to inspect LICENSOR's
                                manufacturing facilities, including its
                                Affiliates and contract suppliers only for the
                                purpose of ensuring that Compound and/or Product
                                is manufactured under applicable GMP for sale in
                                a given country.

VII. TERM AND TERMINATION
-------------------------

1. TERM: 10 years from starting sales in the first launched country or the expiration of the last-to-expire Patent in a given country, whichever is longer. Thereafter, continue unless
                                LICENSEE's one (1) year prior written notice to LICENSOR.

2. EARLY TERMINATION:           Either party may terminate the License Agreement
                                in whole or in part upon 30 days notice, if
                                either of the following is not cured within 60
                                days from a
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

                                written notice:

                                a) the other party's bankruptcy, liquidation.

                                b) the other party's defaults and no remedy.

                                LICENSOR may terminate the License Agreement in whole or in part upon 30 days notice, if either of the following is not cured within 60 days from a written notice:

                                a) Unreasonable delay in R&D Works (The
                                mechanism for providing extension of time shall be agreed in the License Agreement).

                                b) Cease or suspension of the Product sale for six (6) months in a given country (unless suspension caused by regulatory authorities or applicable law).

                                If any difficulty in future commercialization with Lafutidine is confirmed with the results of R&D Works, LICENSEE may notify LICENSOR of an intention to terminate the License Agreement in whole or in part, with simultaneously submitting a reasonable report in writing of the said results. Upon the receipt of said notice, LICENSOR and LICENSEE shall in good faith negotiate and discuss the results of R&D Works within 90 days. The termination by LICENSEE may become effective upon LICENSOR's consent in writing, which consent shall not be unreasonably withheld.

3. POST TERMINATION:            a) Terminate sales of the Product within 6
                                months.

                                b) Return Information and transfer data and the Product Approval in Territory free of charge to LICENSOR.

                                c) Obligations incurred prior to termination shall remain.

VIII. GOVERNING LAW             The provisions shall be set forth in the
-------------------             License Agreement.
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

IX. PRODUCT LIABILITY           a) LICENSEE agrees to hold LICENSOR harmless
---------------------           from, and undertakes the entire product
                                liability (including latent side effects) of,
                                damage, loss, cost or expenses arising out of
                                any third party's claims attributable to
                                LICENSEE's manufacture (if applicable), sale,
                                distribution, labeling and/or warning of the
                                Product and other activities, including those by
                                Affiliates, sublicensees, contract
                                manufacturers, and/or distributors, under the
                                License Agreement, except to the extent provided
                                in b) below.


                                b) LICENSOR agrees to hold LICENSEE harmless from, and undertakes the entire product liability, damages, loss, cost or expenses arising out of any third party's claim attributable to LICENSOR's workmanship or materials of Compound or Product supplied by LICENSOR to LICENSEE.


                                c) LICENSEE and LICENSOR shall each purchase insurance policy for Product Liability to cover their respective obligations mentioned above.

X. PATENT INFRINGEMENT
----------------------

1. INFRINGEMENT BY A THIRD      The provision shall be set forth in the License
   PARTY:                       Agreement.

2. INFRINGEMENT OF A THIRD      The provision shall be set forth in
   PARTY'S PATENTS:             the License Agreement.


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

                                    EXHIBIT C

                          SUMMARY OF GLYCYX OBLIGATIONS

Glycyx will, at its sole expense and discretion, use its commercially reasonable efforts to:

     1. Conduct a human pharmacology study to evaluate the prevention of NSAID-induced erosions by Lafutidine versus placebo, omeprazole and misoprostil.

     2. Prepare a detailed background document on Lafutidine and an outline of the studies required for a New Drug Application ("NDA") submission for one indication for Lafutidine, and submit such outline to the US Food and Drug Administration (the "FDA") for comment.

     3. Based upon the comments received from the FDA, to prepare a development plan for the first NDA submission for Lafutidine, including anticipated costs and timelines.

     4. Conduct GMP inspections of the existing Lafutidine chemical production facility and the Lafutidine tablet production facility.

     5. Based upon the outcome of the GMP inspections, prepare a detailed list of items required to ensure that the Lafutidine chemical and tablet production plants and processes meet GMP regulations for production of clinical trial material.


CONFIDENTIAL TREATMENT REQUESTED